廠房租賃合同之補充協議二

出租方（甲方）：珠海市凱信達投資策劃有限公司　承租方（乙方）：珠海新麗模具有限公司

法定代表人：鄭建偉　　　　　　　　　　　　　法定代表人：司徒建新

鑒於甲乙雙方於 2008 年 10 月 28 日簽訂了《廠房租賃合同》及《廠房租賃合同之補充協議》，由於乙方承租甲方名下的位於廣東珠海市白蕉科技園新科二路 22 號的 2#廠房，未有確定租賃 2#廠房的起止日期，現就乙方承租 2#廠房的日期及 2#廠房的養護交給甲方管理事宜，簽定本補充協議，雙方共同遵守：

一、2#廠房租賃期限：

租賃期限从 2009 年 8 月 1 日起至 2018 年 10 月 31 日止。

二、2#廠房租金：

根據 2008 年 10 月 28 日簽訂之《廠房租賃合同》之第五條履行；

三、2#廠房養護管理的範圍：

租賃期內，乙方將該 2#廠房的建築養護管理工作交給甲方負責，並每月向甲方支付 2#廠房養護管理費，以作爲乙方承租甲方名下該廠房的條件。乙方交給甲方對其租賃廠房廠區的養護管理工作是指：廠房主體結構、屋面、外牆牆身及市政管道的維修、養護管理。

四、2#廠房養護管理費：

在租賃期內，首五年從 2009 年 8 月 1 日至 2013 年 10 月 31 日，乙方每月要向甲

方支付 2#廠房的養護管理費爲人民幣陸萬玖仟捌佰伍拾肆元整（¥69,854.00 元正），後五年從 2013 年 11 月 1 日至 2018 年 10 月 31 日，乙方每月要向甲方支付 2#廠房養護管理費爲原來的基礎上按當時的市場價上調或下調 10%，由甲乙雙方協商。（本養護管理費不含因乙方原因而產生的費用。）

五、2#廠房養護管理費的支付：

乙方應於每月 5 至 10 號前向甲方支付當月 2#廠房養護管理費，並由乙方匯至甲方指定的銀行帳號，或按雙方書面同意的其他支付方式支付，不得拖欠，否則，按每天拖欠養護管理費的總額之 3%處罰。

六、租賃合同的必要條件：

租賃期內，乙方必須將租賃 2#廠房的養護管理工作交給甲方負責，並依時支付 2#廠房養護管理費。如乙方違反此約定（包括但不限於：將該廠區及 2#廠房的養護管理工作交給第三方負責，或中止甲方對該廠區及廠房的養護管理工作，或乙方單方認爲不再需要養護管理等），甲方有權收回土地及廠房不租給乙方，同時視乙方爲《廠房租賃合同》及《廠房租賃合同之補充協議》的違約方，並且乙方要向甲方支付三個月 2#廠房的養護管理費作爲違約金。如乙方遲延支付 2#廠房養護管理費，則每遲延一日須向甲方支付拖欠 2#廠房養護管理費總額的 3%作爲違約金。

七、本補充協議作爲 2#廠房租賃合同及《廠房租賃合同》、《廠房租賃合同之補充協議》的組成部分，與《廠房租賃合同》及《廠房租賃合同之補充協議》具同等法律效力。

八、甲乙雙方須於簽立此協議前，提供所有 2#廠房之土地及租賃之相關法律證明檔案，現因 2#廠房房產證正在辦理中，待領取房產證後即提供其副本給乙方保存之用。

九、本補充協議一式兩份，甲、乙雙方各執一份，經雙方簽名蓋章後生效。

甲方：珠海市凱信達投資策劃有限公司

授權代表（簽名）：

乙方：珠海新麗模具有限公司

授權代表（簽名）：

2009 年 8 月 1 日